SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement                        [ ] Confidential, for Use of the
                                                                        Commission Only (as permitted by
                                                                        Rule 14a-6(e)(2))

[x] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Under Rule 14a-12

PUROFLOW INCORPORATED
(Name of Registrant as Specified In Its Charter)

___________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:

   (2) Form, Schedule or Registration Statement No.:

   (3) Filing Party:

   (4) Date Filed:

Puroflow Incorporated
One Church Street, Suite 302
Rockville, Maryland 20850

September 19, 2003

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Puroflow Incorporated (the "Company"), to be held on October 23, 2003 at 11:00 a.m., local time, at the offices of Allen & Company Incorporated located at 711 Fifth Avenue, 9th Floor, New York, New York 10022. Enclosed are the Secretary's notice of this meeting, a proxy statement and a form of proxy.

At the Annual Meeting, you will be asked to consider and vote upon the following proposals described in the enclosed proxy statement:

            1. To elect seven directors to serve for a term ending at the 2004 Annual Meeting;

            2. To reorganize the Company into a new holding company structure through the transfer of all of the Company's operating assets and liabilities relating to its Puroflow business to a new wholly-owned subsidiary of the Company;

            3. To amend the Company's Certificate of Incorporation, as amended, to change the corporate name of the Company to "Argan, Inc.";

            4. To ratify the selection of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending January 31, 2004; and

            5. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

As described in the enclosed materials, the Company's Board of Directors has approved the matters included in these proposals and believes that they are fair to, and in the best interests of, the Company and its stockholders. The Board of Directors recommends a vote "FOR" each of the proposals.

Regardless of whether you plan to attend the Annual Meeting, your vote is important. I urge you to participate by promptly completing and returning the enclosed proxy card as soon as possible. You may revoke your proxy and vote in person if you decide to attend the Annual Meeting.

                                                                                    Sincerely,

                                                                                    Rainer H. Bosselmann
                                                                                    Chairman of the Board

Puroflow Incorporated
One Church Street, Suite 302
Rockville, Maryland 20850

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 23, 2003

To the Stockholders of Puroflow Incorporated:

            NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (the "Meeting") of Puroflow Incorporated (the "Company") will be held on October 23, 2003 at 11:00 a.m., local time, at the offices of Allen & Company Incorporated located at 711 Fifth Avenue, 9th Floor, New York, New York 10022, for the following purposes:

            1. To elect seven directors to serve for a term ending at the 2004 Annual Meeting;

            2. To reorganize the Company into a new holding company structure through the transfer of all of the Company's operating assets and liabilities relating to its Puroflow business to a new wholly-owned subsidiary of the Company;

            3. To amend the Company's Certificate of Incorporation, as amended, to change the corporate name of the Company to "Argan, Inc.";

            4. To ratify the selection of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending January 31, 2004; and

            5. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

            Only holders of record of outstanding shares of Common Stock, $.15 par value per share, of the Company at the close of business on September 5, 2003 will be entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

H. Haywood Miller III
            Corporate Secretary

Rockville, Maryland
September 19, 2003

Your vote is important. To vote your shares, please mark, sign and date the enclosed proxy card and mail it promptly in the enclosed return envelope, which requires no postage if mailed in the United States.

Puroflow Incorporated
One Church Street, Suite 302
Rockville, Maryland 20850

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 23, 2003

Introduction

            This Proxy Statement is being furnished to stockholders of Puroflow Incorporated, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Thursday, October 23, 2003, at 11:00 a.m., local time, at the offices of Allen & Company Incorporated located at 711 Fifth Avenue, 9th Floor, New York, New York 10022, and any adjournment or postponement thereof (the "Meeting").

            At the Meeting, stockholders will be asked to consider and vote upon four proposals: (1) the election of seven directors to serve until the 2004 Annual Meeting (the "Election of Directors"), (2) the reorganization of the Company into a new holding company structure by the transfer of all of the Company's operating assets and liabilities relating to its Puroflow business to a new wholly-owned subsidiary of the Company (the "Reorganization"), (3) the amendment of the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to change the corporate name of the Company to "Argan, Inc." (the "Change of Name") and (4) the ratification of the selection of the Company's independent auditors (the "Ratification of Auditors").

            This Proxy Statement is dated September 19, 2003 and is first being mailed to stockholders along with the related form of proxy on or about September 19, 2003.

            If a proxy in the accompanying form is properly executed and returned to the Company in time for the Meeting and is not revoked prior to the time it is exercised, the shares represented by the proxy will be voted in accordance with the directions specified therein for the matters listed on the proxy card. Unless the proxy specifies that it is to be voted against or is an abstention on a listed matter, proxies will be voted FOR the Election of Directors, FOR the Reorganization, FOR the Change of Name and FOR the Ratification of Auditors and otherwise in the discretion of the proxy holders as to any other matter that may come before the Meeting.

Revocability of Proxy

            Any stockholder of the Company who has given a proxy has the power to revoke such proxy at any time before it is voted either (i) by filing a written revocation or a duly executed proxy bearing a later date with H. Haywood Miller III, Corporate Secretary of the Company, at Puroflow Incorporated, One Church Street, Suite 302, Rockville, Maryland 20850, or (ii) by appearing at the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute the revocation of a proxy. Voting by those present during the Meeting will be by ballot.

Record Date, Outstanding Securities and Votes Required

            The Board of Directors of the Company has fixed the close of business on September 5, 2003 as the record date (the "Record Date") for determining holders of outstanding shares of Common Stock, $.15 par value per share (the "Common Stock"), who are entitled to notice of and to vote at the Meeting. As of the Record Date, there were approximately 277 stockholders of record and 1,798,100 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each of the proposals set forth herein.

            Abstentions and broker non-votes are counted for purposes of determining the number of shares represented at the Meeting, but are deemed not to have voted on the proposals. Broker non-votes occur when a broker nominee, holding shares in street name for the beneficial owner thereof, has not received voting instructions from the beneficial owner and does not have discretionary authority to vote. The Election of Directors requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and voting. The Ratification of Auditors requires the affirmative vote of a majority of the shares of Common Stock, present in person or represented by proxy and voting. Accordingly, abstentions, broker non-votes or the failure to either return a proxy or to attend the meeting will be deemed not to have voted on the Election of Directors and the Ratification of Auditors. The Company is seeking the approval of a majority of the outstanding shares of Common Stock for the Reorganization. Accordingly, abstentions, broker non-votes or the failure to either return a proxy or to attend the meeting will each have the same effect as a vote against the Reorganization. Under applicable Delaware law, the Change of Name requires the approval of a majority of the outstanding shares of Common Stock. Accordingly, abstentions, broker non-votes or the failure to either return a proxy or to attend the meeting will each have the same effect as a vote against the Change of Name.

            The officers and directors of the Company will vote the shares of Common Stock beneficially owned or controlled by them (representing approximately 36% of the shares of Common Stock issued and outstanding) in favor of the Election of Directors, the Reorganization, the Change of Name and the Ratification of Auditors.

Summary of Reorganization and Change of Name

In the Reorganization and the Change of Name, if approved:

  The Company will be reorganized into a new holding company structure by the transfer of all of the Company's operating assets and liabilities relating to its Puroflow business to a new wholly-owned subsidiary of the Company; and
  The Company will then change its name to "Argan, Inc.", following which the newly created wholly-owned subsidiary of the Company will adopt the name "Puroflow Incorporated."

PROPOSAL NUMBER ONE

 Election of Directors

Recent Events

               On December 31, 2002, the Company executed a non-binding term sheet (the "Term Sheet") with a group consisting of Rainer H. Bosselmann, H. Haywood Miller III and Arthur F.  Trudel, setting forth terms for a private placement of Common Stock of the Company (the "Private Placement"). Pursuant to the Term Sheet, the group and/or its affiliates agreed to invest not less than $2 million in the Private Placement. Mr. Bosselmann was appointed to the Company's Board of Directors as Vice Chairman upon execution of the Term Sheet. Mr. Miller and Mr. Trudel were appointed as corporate officers of the Company, each at a nominal annual salary of $1.00, upon execution of the Term Sheet. In addition, the Company granted to the group warrants to purchase an aggregate of 180,000 shares of Common Stock at an exercise price of $7.75 per share upon execution of the Term Sheet. These warrants could only be exercised in the event that the Private Placement was consummated.

               On April 29, 2003, the Company completed the Private Placement. In the Private Placement, the Company sold 1,303,974 shares of Common Stock (the "Private Placement Common Stock") to a group of accredited investors (including Messrs. Bosselmann, Miller and Trudel) at a price of $7.75 per share. The Company raised a total of $10,106,000 in the Private Placement (before giving effect to offering expenses of approximately $454,000).

               Pursuant to the terms of the Private Placement, Mr. Bosselmann received the right to designate four members of the Company's Board of Directors (including himself) upon consummation of the Private Placement. Following the closing of the Private Placement, four existing directors of the Company (Warren Lichtenstein, Glen Kassan, Joshua Schechter and Robert Smith) resigned and were replaced by Mr. Bosselmann and three new directors designated by Mr. Bosselmann (DeSoto S. Jordan, James W. Quinn and Daniel A. Levinson). These new directors were appointed by the remaining members of the Company's Board of Directors. Also upon the consummation of the Private Placement, each of Messrs. Bosselmann, Miller and Trudel became senior officers of the Company.

Election of Directors

            The directors of the Company are elected annually and hold office until the next annual meeting of stockholders and until their successors have been elected and shall have been qualified. Vacancies and newly-created directorships resulting from any increase in the number of authorized directors may be filled by a majority vote of the directors then in office.

            The Board of Directors presently consists of seven persons. Two of the current directors (Michael H. Figoff and T. Kent Pugmire) were elected at the Company's 2001 Annual Meeting. Four of the current directors (Rainer H. Bosselmann, DeSoto S. Jordan, Daniel A. Levinson and James W. Quinn) were elected by the Board of Directors (as the designees of Mr. Bosselmann) to fill the vacancies caused by the resignations of Warren Lichtenstein, Glen Kassan, Joshua Schechter and Robert Smith upon consummation of the Private Placement. One of the current directors (Peter L. Winslow) was elected by the Board of Directors to fill the vacancy caused by the resignation of Travis Bradford in June 2003.

            At the meeting, stockholders of the Company are being asked to elect seven directors.  Six of the nominees (Rainer H. Bosselmann, DeSoto S. Jordan, Daniel A. Levinson, T. Kent Pugmire, James W. Quinn and Peter L. Winslow) are currently members of the Company's Board of Directors.  The seventh nominee (W.G. Champion Mitchell) is not currently a director of the Company.  Michael H. Figoff, a current director of the Company, has decided not to stand for re-election as a director at the Meeting.

            Unless a stockholder withholds authority, the holders of proxies representing shares of Common Stock will vote FOR the election of each of the nominees listed below. The Board of Directors has no reason to believe that the nominees will decline or be unable to serve as Directors of the Company. However, if a nominee shall be unavailable for any reason, then the proxies may be voted for the election of such person as may be recommended by the Board of Directors.

Nominees for Election as Director

           The following table sets forth the age and title of each nominee director, as well as descriptions of such person's additional business experience during the past five years.

Name	Age	Position

Rainer H. Bosselmann	60	Chairman of the Board and Chief Executive Officer

DeSoto S. Jordan	59	Director

Daniel A. Levinson	42	Director

W.G. Champion Mitchell	56	Director

T. Kent Pugmire	72	Director

James W. Quinn	46	Director

Peter L. Winslow	72	Director

            Rainer H. Bosselmann. Mr. Bosselmann has been a Director and Chairman of the Board since May 2003. Mr. Bosselmann was a Director and Vice Chairman of the Board from January 2003 to May 2003. Mr. Bosselmann was Chairman of the Board, Chief Executive Officer and a Director of Arguss Communications, Inc. ("Arguss"), a telecommunications infrastructure company listed on the New York Stock Exchange, from 1996 through 2002 and President of Arguss from 1997 through 2002. Since 1996, Mr. Bosselmann has served as a principal with Holding Capital Group, Inc., a firm engaged in mid-market acquisitions and investments. From 1991 through 1995, Mr. Bosselmann served as Vice Chairman of the Board and President of Jupiter National, Inc. ("Jupiter National"), a business development company listed on the American Stock Exchange.

            DeSoto S. Jordan. Mr. Jordan has been a Director of the Company since May 2003. Mr. Jordan has been Chairman of Afton Holdings, LLC, a private equity firm, since 2000. Mr. Jordan was a Director of Arguss from 1999 through 2002. Mr. Jordan was co-founder of Perot Systems Corporation and served as an officer from 1988 to 1999.

            Daniel A. Levinson. Mr. Levinson has been a Director of the Company since May 2003. Mr. Levinson is founder and managing partner of Main Street Resources, a niche sponsor of private equity transactions, since 1997. From 1988 to 1997, Mr. Levinson was one of the principals of Holding Capital Group. Mr. Levinson was also a Director of Arguss.

           W.G. Champion Mitchell. Since January 2003, Mr. Mitchell has been President of Network Solutions, Inc. (a VeriSign company). Network Solutions is engaged in the creation, marketing and management of digital identity and web presence products. Since August 2001, Mr. Mitchell has been Executive Vice President & General Manager, Mass Markets Division, of VeriSign Inc. VeriSign is a provider of critical Internet infrastructure services. From May 1999 to March 2000, Mr. Mitchell was Chairman, President and CEO of Convergence Equipment Company, a telephony switch manufacturer. From February 1997 until May 1999, Mr. Mitchell was Chairman and Chief Executive Officer of Global Exchange Carrier Co., an Internet telephone networking company.

            T. Kent Pugmire. Dr. Pugmire has served as a Director of the Company since 1991. Since 1992, Dr. Pugmire has served as an independent technical consultant. Dr. Pugmire currently provides consulting services to Spincraft, a Division of Standex International, and is involved with the design and fabrication of the X-33 and X-34 rocket vehicles. Previously, Dr. Pugmire was Executive Vice President of ARDE Inc. and worked as a Program Manager for several companies including TRW Space Systems Division, Technion Inc., AVCO Missile and Space Systems (now a division of Textron), General Electric Space Sciences Laboratory, and Boeing Propulsion and Mechanical Systems Department.

            James W. Quinn. Mr. Quinn has been a Director of the Company since May 2003. Mr. Quinn served as a Director of Arguss from 1999 through 2002. Mr. Quinn is currently Vice President and Director of Allen & Company Incorporated, an investment banking firm. Since 1982, Mr. Quinn has served in various capacities at Allen & Company, including head of the Corporate Syndicate Department and Chief Financial Officer.

            Peter L. Winslow. Mr. Winslow has been a Director of the Company since June 2003. Mr. Quinn served as a Director of Arguss from 1999 through 2002. Since 1999, Mr. Winslow has been President and Chairman of Fin-Net, a financial networking company, and from 1992 to 1999 he served as President and Chairman of Winslow, Evans & Crocker, Inc., a brokerage and financial services company, and presently serves as Chairman and Executive Vice President. Mr. Winslow was also a director of Jupiter National from 1991 to 1996.

Executive Officers who are Not Directors

            The following table sets forth the age and title of each executive officer of the Company who is not a nominee director, as well as descriptions of such person's additional business experience during the past five years.

Name	Age	Position

Michael H. Figoff	60	President

H. Haywood Miller III	44	Executive Vice President

Arthur F. Trudel	54	Senior Vice President and Chief Financial Officer

            Michael H. Figoff. Mr. Figoff has served as President of the Company since May 1995. Mr. Figoff also served as a Director of the Company from May 1995 until September 2003. Mr. Figoff joined the Company in 1988 and has also previously served as its Executive Vice President and Director of Marketing. Prior to joining the Company, Mr. Figoff served in various capacities with Lockheed Martin, Textron, Fairchild and Ferranti International.

            H. Haywood Miller III. Mr. Miller has been Executive Vice President of the Company since May 2003 and a corporate officer of the Company since January 2003. From 1997 to 2002, Mr. Miller served as Executive Vice President of Arguss. From 1990 to 1996, Mr. Miller was general counsel and portfolio manager of Jupiter National.

            Arthur F. Trudel. Mr. Trudel has been Senior Vice President and Chief Financial Officer of the Company since May 2003 and a corporate officer of the Company since January 2003. From 1997 to 2002, Mr. Trudel served as Chief Financial Officer of Arguss. From 1988 to 1997, Mr. Trudel was Senior Vice President and Chief Financial Officer of JHM Capital Corporation.

Committees of the Board of Directors

            The Board of Directors has a standing Audit Committee, Compensation Committee and Executive Committee. The members of the Audit, Compensation and Executive Committees are appointed by the Board of Directors. The Audit Committee did not meet during the fiscal year ended January 31, 2003. The Compensation Committee met once during the fiscal year ended January 31, 2003. The Executive Committee was formed in May 2003 and, as such, did not meet during the fiscal year ended January 31, 2003.

            The Compensation Committee recommends to the Board of Directors compensation of the Company's executive officers and other key personnel, reviews new or existing compensation programs and periodically reviews management perquisites and other benefits. The current members of the Compensation Committee are Messrs. Jordan, Quinn and Winslow. The members of the Compensation Committee during the fiscal year ended January 31, 2003 were Robert Smith, Travis Bradford and Warren Lichtenstein.

            The Audit Committee is responsible for, among other things, appointing and supervising the independent public accountants of the Company, discussing the scope of the auditors' examination, and reviewing annual financial statements. The current members of the Audit Committee are Messrs. Quinn, Jordan and Winslow. The members of the Audit Committee during the fiscal year ended January 31, 2003 were Travis Bradford, Robert Smith and Joshua Schechter. In accordance with NASDAQ rules, the Company believes that Messrs. Quinn, Jordan and Winslow are independent directors.

            The Company does not currently have a nominating committee. Nominations to the Board of Directors are made by the entire Board.

Report of the Audit Committee

The Audit Committee reviewed and discussed the audited financial statements of the Company for the year ended January 31, 2003 with management and discussed with Rose, Snyder & Jacobs, the Company's independent auditors for its fiscal year ended January 31, 2003, the matters required to be discussed by SAS 61. The Audit Committee also received the written disclosures and the letter from Rose, Snyder & Jacobs required by Independence Standards Board Standard No. 1 and discussed with Rose, Snyder & Jacobs their independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended January 31, 2003.

Submitted by the Audit Committee

Robert A. Smith
Joshua Schechter

Board Meetings and Attendance

            During the fiscal year ended January 31, 2003, the Company's Board of Directors acted three times by unanimous written consent.

Compliance with Section 16(a) of the Exchange Act

            Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who beneficially own more than 10% of the Company's common stock (collectively, the "Reporting Persons") to file with the Commission (and, if such security is listed on a national securities exchange, with such exchange), various reports as to ownership of such common stock. Based solely upon a review of copies of Section 16(a) reports and representations received by the Company from Reporting Persons, and without conducting any independent investigations of its own, the Company believes that no Reporting Person failed to timely file Forms 3, 4, and 5 with the Commission during the fiscal year ended January 31, 2003, other than Rainer H. Bosselmann who was two days and one day late in filing a Form 4 with respect to purchases of Company Common Stock by his wife on January 3, 2003 and January 6, 2003, respectively.

Compensation of Executive Officers

               The following summary compensation table sets forth the aggregate compensation paid to or earned by the President and Chief Executive Officer of the Company and the four most highly compensated executive officers of the Company (other than the President and Chief Executive Officer) whose total annual salaries and bonuses exceeded $100,000 for the year ended January 31, 2003 (the "Named Executive Officers").

		Annual Compensation			Long Term Compensation

					Awards	Payouts

	Fiscal
	Year			Other Annual	Securities
	Ended			Compensation	Underlying	LTIP	All Other
Name And Principal Position	January 31,	Salary($)	Bonus($)	($)(1)	Options(#)	Payouts($)	Comp.($)
(3)(4)(5)

Michael H. Figoff	2003	165,000	--	29,990	2,000	--	--
Chief Executive Officer and	2002	165,000	--	28,657	--	--	--
President	2001	165,000	--	27,101	--	--	--

Wayne Conner	2003	118,130	--	8,769	2,000	--	--
Vice President of Engineering	2002	113,990	--	8,215	--	--	--
	2001	106,391	--	7,813	--	--	--

Dale Livingston	2003	114,304	--	7,205	2,000	--	--
Vice President of Operations	2002	108,544	--	6,828	--	--	--
	2001	102,400	--	6,554	--	--	--

Craig Montesanti	2003	120,625	--	11,769	2,000	--	--
Vice President of Finance	2002	31,150(2)	--	2,804	--	--	--
	2001	--	--	--	--	--	--

(1) Represents Company-reimbursed automobile expenses of such executive and life and disability insurance premiums paid by the Company.

(2) Mr. Montesanti has been employed by the Company since November 5, 2001.

(3) Mr. Bosselmann became Vice Chairman of the Board in January 2003 and Chairman of the Board in May 2003. Mr. Bosselmann is paid an annual salary of $100,000 by the Company.

(4) Mr. Miller became an officer of the Company in January 2003 and Executive Vice President of the Company in May 2003. Mr. Miller is paid an annual salary of $100,000 by the Company.

(5) Mr. Trudel became an officer of the Company in January 2003 and Senior Vice President and Chief Financial Officer of the Company in May 2003. Mr. Trudel is paid an annual salary of $100,000 by the Company.

Option Grants

            The following table provides certain information regarding individual grants of stock options made during the fiscal year ended January 31, 2003, to each of the Named Executive Officers. While the Commission-mandated column headings refer to stock appreciation rights ("SARS"), the Company has not awarded any SARS to its Named Executive Officers.

	Individual grants

Name	Number of securities Underlying option/SARs granted (#)	Percent of total options/SARs granted employees in fiscal year	Exercise of base price ($/Sh)	Expiration Date
(a)	(b)	(c)	(d)	(e)

Michael H. Figoff	2,000	20.0%	5.70	04/04/2012
Wayne Conner	2,000	20.0%	5.70	04/04/2012
Dale Livingston	2,000	20.0%	5.70	04/04/2012
Craig Montesanti	2,000	20.0%	5.70	04/04/2012

Option Exercises

               The following table provides certain information regarding stock option ownership and exercises by the Named Executive Officers, as well as the number and assumed value of exercisable and unexercisable options held by those persons during the fiscal year ended January 31, 2003. No options were exercised by any of the Named Executive Officers during the fiscal year ended January 31, 2003.

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs At FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-The-Money Options/SARs At FY-End ($) Exercisable/Unexercisable
(a)	(b)	(c)	(d)	(e)

Michael H. Figoff	--	--	0 / 2,000(1)	0 / 3,600
Wayne Conner	--	--	0 / 2,000(1)	0 / 3,600
Dale Livingston	--	--	0 / 2,000(1)	0 / 3,600
Craig Montesanti	--	--	0 / 2,000(1)	0 / 3,600

___________

(1) In June 2003, the Company accelerated the vesting of the options held by Messrs. Figoff, Conner, Livingston and Montesanti. As a result, all of these options are now exercisable.

Description of the 2001 Stock Option Plan

               In August 2001, the Board of Directors adopted and the stockholders of the Company approved the 2001 Stock Option Plan. As adopted in 2001, the Plan authorized the issuance of options to purchase a maximum of 33,333 shares of Common Stock. In April 2003, the Board of Directors adopted and the stockholders of the Company approved an amendment to the 2001 Stock Option Plan increasing the total number of shares of Common Stock reserved for issuance under the Plan to 250,000. The maximum number of shares may be adjusted in certain events, such as a stock split, reorganization or recapitalization. Officers, directors and employees of the Company or its subsidiaries are eligible to receive non-qualified stock options under the Plan. Employees (including officers and directors who are employees) of the Company or its subsidiaries are eligible to receive incentive stock options under the Plan. In the event incentive stock options are granted, the aggregate fair market value of the Common Stock issuable under such options for each optionee during any calendar year cannot exceed $100,000. To the extent that an incentive stock option exceeds the $100,000 threshold, the excess will be treated as a non-qualified stock option.

            The Company receives no monetary consideration for the grant of options under the 2001 Stock Option Plan. In the case of an incentive stock option, the exercise price cannot be less than the fair market value (as defined in the Plan) of the Common Stock on the date the option is granted. If the optionee is a stockholder who beneficially owns 10% or more of the outstanding Common Stock, the exercise price of incentive stock options may not be less than 110% of the fair market value of the Common Stock. The term of an option cannot exceed ten years; provided, however, that the term of options granted to owners of 10% or more of the outstanding shares of Common Stock cannot exceed five years.

            The 2001 Stock Option Plan will terminate automatically and no options may be granted after July 19, 2011 (the "Termination Date"); provided, however, that Plan may be terminated by the Board of Directors at any time prior to the Termination Date. Termination of the Plan will not affect options that were granted prior to the Termination Date.

            Pursuant to the terms of the 2001 Stock Option Plan, the vesting with respect to all issued and outstanding options to purchase Common Stock of the Company may accelerate and become fully exercisable upon a change in control of the Company.

            As of January 31, 2003, there were 10,000 options granted under the 2001 Stock Option Plan.

Employment and Severance Agreements

            On March 1, 1993, the Company entered into an employment agreement with Mr. Figoff pursuant to which Mr. Figoff agreed to serve as the Executive Vice President of the Company for a term of five years at an annual base salary of $95,000. Effective February 14, 1994, Mr. Figoff's annual base salary was increased to $104,500. Mr. Figoff was appointed President of the Company in February 1995, and was appointed President and Chief Executive Officer in May 1995. In April 1997, Mr. Figoff's annual base salary was increased to $165,000. On July 9, 1998, the Company extended Mr. Figoff's employment agreement for a term of five years at an annual base salary of $165,000. In January 2003, the Company extended Mr. Figoff's employment agreement for a term of one year.

Directors' Compensation

            Each outside director of the Company receives a $2,500 annual fee, plus $300 for each formal meeting attended. Directors are also reimbursed for reasonable expenses actually incurred in connection with attending each formal meeting of the Board of Directors or any committee thereof. The Company's outside directors are currently Messrs. Jordan, Levinson, Pugmire, Quinn and Winslow.

Certain Relationships and Related Transactions

            Rainer H. Bosselmann, Chairman of the Board of Directors, purchased 238,710 shares of Common Stock at $7.75 per share in the Private Placement. In addition, Mr. Bosselmann received warrants to purchase 60,000 shares of Common Stock at an exercise price of $7.75 per share in connection with the Private Placement. In addition, the Company reimbursed Messrs. Bosselmann, Miller and Trudel for reasonable fees and expenses of legal counsel and other reasonable out-of-pocket fees and expenses incurred in connection with the Private Placement.

            H. Haywood Miller III, Executive Vice President of the Company, purchased 10,000 shares of Common Stock at $7.75 per share in the Private Placement. Arthur F. Trudel, Senior Vice President and Chief Financial Officer of the Company, purchased 10,000 shares of Common Stock at $7.75 per share in the Private Placement. In addition, each of Mr. Miller and Mr. Trudel received warrants to purchase 60,000 shares of Common Stock at an exercise price of $7.75 per share in connection with the Private Placement.

Peter L. Winslow, a director of the Company, is Chairman of the Board of Winslow, Evans & Crocker, Inc., a brokerage and financial services company. Winslow, Evans & Crocker served as placement agent in the Private Placement and received a fee of $40,000 for its services.

Certain affiliates of MSR Advisors, Inc. purchased 325,584 shares of Common Stock in the Private Placement. In addition, MSR Advisors, Inc. received warrants to purchase 50,000 shares of Common Stock at an exercise price of $7.75 per share and fees of $170,000 for services rendered in connection with the Private Placement. Daniel A. Levinson, a director of the Company, is President of MSR Advisors, Inc.

            In connection with the Private Placement, the Company entered into a Registration Rights Agreement with the purchasers of the private placement Common Stock. Under the Registration Rights Agreement, not later than 180 days after the closing of the Private Placement, the Company is required to file a shelf registration statement relating to the resale of the Private Placement Common Stock. Additionally, if the Company shall register for sale for cash any of its Common Stock, for its own account or for the account of others, other than certain registrations relating primarily to a registration solely for employee benefit plans or securities issued or issuable to employees or consultants, or any of their families, the Company shall promptly give notice to the holders of the Private Placement Common Stock, and shall include in such registration all of the Private Placement Common Stock whose holders notified the Company by a written request of their desire to be included in such a registration. Messrs. Bosselmann, Miller, Trudel and Winslow, and affiliates of MSR Advisors, Inc. that purchased shares of Common Stock in the Private Placement, are parties to the Registration Rights Agreement. The registration rights agreement provides for cross-indemnification of the selling stockholders and the Company and the selling stockholders' and the Company's respective officers, directors and controlling persons against specific liabilities in connection with the offer and sale of the Common Stock, including liabilities under the Securities Act of  1933.

Security Ownership of Certain Beneficial Owners and Management

            The following table sets forth certain information as of August 15, 2003 regarding the beneficial ownership of common stock by (A) each person known by the Company to own beneficially more than five percent of the common stock, (B) each director and director nominee of the Company, (C) each of the "Named Executive Officers" (as defined in "Executive Compensation - Summary Compensation Table"), and (D) all directors and nominees, named executive officers and executive officers of the Company as a group. Unless otherwise indicated, the address of each person named in the table below is c/o Puroflow Incorporated, One Church Street, Suite 302, Rockville, Maryland  20850.

Name	Number of Shares Beneficially Owned(1)	Percentage Beneficially Owned(1)

MSR Advisors, Inc.	375,584(2)	20.3%
Wheatley Partners III, LLC	258,065(3)	14.4%
Steel Partners II, L.P.	175,840(4)	9.8%
Rainer H. Bosselmann	298,710(5)	16.0%
Michael H. Figoff	16,331(6)	*
DeSoto S. Jordan	5,000(7)	*
Daniel A. Levinson	380,584(8)	20.5%
W.G. Champion Mitchell	0	*
T. Kent Pugmire	6,400(9)	*
James W. Quinn	17,903(10)	*
Peter L. Winslow	43,640(11)	2.4%
Wayne Conner	3,666(12)	*
Dale Livingston	3,240(13)	*
H. Haywood Miller III	73,300(14)	3.9%
Craig Montesanti	2,000(15)	*
Arthur F. Trudel	70,000(16)	3.8%
All directors and nominees, named executive
officers and executive officers
as a group (13 persons)	920,774(17)	44.5%

_______________________________________

* Less than 1%

(1) As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (i) the power to vote, or direct the voting of, such security or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of the date shown above.

(2) Based upon a Schedule 13D filed with the Commission by MSR Advisors, Inc. and certain affiliates on May 9, 2003, includes 325,584 shares of Common Stock and warrants to purchase 50,000 shares of Common Stock beneficially owned (in the aggregate) by MSR Advisors, Inc., a Delaware corporation ("MSRA"), MSR I SBIC Partners, LLC, a Delaware limited liability company ("MSRI Partners"), MSR I SBIC, L.P., a Delaware limited partnership ("MSRI"), and Tri-Lev LLC, a Connecticut limited liability company ("Tri-Lev"). Of such 375,584 shares, MSRA has sole voting and dispositive power with respect to 50,000 shares and shared voting and dispositive power with respect to 325,584 shares; MSRI Partners has sole voting and dispositive power with respect to 0 shares and shared voting and dispositive power with respect to 375,584 shares; MSRI has sole voting and dispositive power with respect to 322,584 shares and shared voting and dispositive power with respect to 53,000 shares; and Tri-Lev has sole voting and dispositive power with respect to 3,000 shares and shared voting and dispositive power with respect to 372,584 shares. Daniel A. Levinson, a director of the Company, is the President of MSRA and the Managing Member of MSRI Partners. MSRA is the Manager of Tri-Lev. MSRI Partners is the General Partner of MSRI. The business address of Mr. Levinson, MSRA, MSRI Partners, MSRI, and Tri-Lev is 8 Wright Street, Westport, Connecticut 06880. Each of Mr. Levinson, MSRA, MSRI Partners, MSRI, and Tri-Lev (each an "MSRA Person") disclaims beneficial ownership of all shares and warrants of the Company beneficially owned by the other MSRA Persons, except to the extent such person has sole voting and dispositive power with respect to such securities.

(3) Based upon a Schedule 13G filed with the Commission by Wheatley Partners III, LLC and certain affiliates on May 6, 2003, includes 258,065 shares beneficially owned (in the aggregate) by Wheatley Partners III, LLC, Wheatley Partners III, L.P., Wheatley Associates III, L.P. and Wheatley Foreign Partners III, L.P. Wheatley Partners III, LLC is the General Partner of Wheatley Partners III, L.P., Wheatley Associates III, L.P. and Wheatley Foreign Partners III, L.P. Of such 258,065 shares, Wheatley Partners III, LLC has sole voting and dispositive power with respect to 0 shares and shared voting and dispositive power with respect to 258,065 shares; Wheatley Partners III, L.P. has sole voting and dispositive power with respect to 180,542 shares and shared voting and dispositive power with respect to 77,523 shares; Wheatley Associates III, L.P. has sole voting and dispositive power with respect to 38,135 shares and shared voting and dispositive power with respect to 219,930 shares; and Wheatley Foreign Partners III, L.P. has sole voting and dispositive power with respect to 39,388 shares and shared voting and dispositive power with respect to 218,677 shares. The business address of Wheatley Partners is 80 Cuttermill Road, Suite 311, Great Neck, NY 11021.

(4) Based upon a Form 4 filed with the Commission by Steel Partners II, L.P. and its affiliates.  The business address of Steel Partners is 150 East 52nd Street, 21st Floor, New York, New York 10020.

(5) Includes 214,860 shares owned by Mr. Bosselmann, 23,850 shares owned by Mr. Bosselmann's wife (of which Mr. Bosselmann disclaims beneficial ownership), and warrants to purchase 60,000 shares held by Mr. Bosselmann.

(6) Includes options to purchase 5,667 shares of common stock, all of which are fully vested, and 533 shares of common stock owned by Mr. Figoff's spouse. Mr. Figoff disclaims beneficial ownership of the shares owned by his spouse.

(7) Includes options to purchase 5,000 shares of common stock held by Mr. Jordan, all of which are fully vested.

(8) Includes options to purchase 5,000 shares of common stock held by Mr. Levinson, all of which are fully vested. Includes 325,584 shares and warrants to purchase 50,000 shares beneficially owned (in the aggregate) by MSR Advisors, Inc., a Delaware corporation ("MSRA"), MSR I SBIC Partners, LLC, a Delaware limited liability company ("MSRI Partners"), MSR I SBIC, L.P., a Delaware limited partnership ("MSRI"), and Tri-Lev LLC, a Connecticut limited liability company ("Tri-Lev"). Mr. Levinson is the President of MSRA and the Managing Member of MSRI Partners. MSRA is the Manager of Tri-Lev. MSRI Partners is the General Partner of MSRI. The business address of Mr. Levinson is 8 Wright Street, Westport, Connecticut 06880. Mr. Levinson disclaims beneficial ownership of all shares and warrants of the Company beneficially owned by MSRA, MSRI Partners, MSRI and Tri-Lev.

(9) Includes options to purchase 5,000 shares of common stock held by Dr. Pugmire, all of which are fully vested.

(10) Includes options to purchase 5,000 shares of common stock held by Mr. Quinn, all of which are fully vested.

(11) Includes options to purchase 5,000 shares of common stock held by Mr. Winslow, all of which are fully vested. The 43,640 shares held by Mr. Winslow also include: 1,290 shares held by Mr. Winslow; 3,870 shares held by Mr. Winslow as Trustee for Louise Condit Trust u/d FBO Elinor Winslow; 3,200 shares held by Mr. Winslow as Trustee for Condit & EC Winslow 41 u/d Trust; 1,900 shares held by Mr. Winslow as Trustee for Sears B. Condit Trust u/w; 25,800 shares held by Mr. Winslow as Trustee for Sears B. Condit Trust u/l; and 2,580 shares held by Mr. Winslow as Trustee for Andrew N. Winslow Trust u/w.

(12) Includes options held by Mr. Connor to purchase 3,666 shares of common stock, all of which are fully vested.

(13) Includes options held by Mr. Livingston to purchase 3,240 shares of common stock, all of which are fully vested.

(14) Includes 13,000 shares owned by Mr. Miller, 300 shares held in custodial accounts for Mr. Miller's minor children, and warrants to purchase 60,000 shares held by Mr. Miller.

(15) Includes options held by Mr. Montesanti to purchase 2,000 shares of common stock, all of which are fully vested.

(16) Includes 10,000 shares owned by Mr. Trudel and warrants to purchase 60,000 shares held by Mr. Trudel.

(17) Includes warrants to purchase 60,000 shares of Common Stock held by Mr. Bosselmann, warrants to purchase 60,000 shares of Common Stock held by Mr. Miller, warrants to purchase 60,000 shares of Common Stock held by Mr. Trudel, warrants to purchase 50,000 shares of Common Stock held by MSR Advisors, Inc. (of which Mr. Levinson is President), and options to purchase 39,573 shares of Common Stock held by directors and nominees, named executive officers and executive officers of the Company.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information concerning equity compensation plans of the Company as of January 31, 2003:

 Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	18,333(1)	$7.77	23,333(2)
Equity compensation plans not approved by security holders	0	--	0
Total	18,333	$7.77	23,333

(1) Represents 10,000 shares issuable upon exercise of options granted under the 2001 Stock Option Plan as of January 31, 2003 and 8,333 shares issuable upon exercise of options granted under the 1991 Stock Option Plan as of January 31, 2003.

(2) Represents 23,333 shares remaining available for grant under the 2001 Stock Option Plan as of January 31, 2003. At a Special Meeting of Stockholders held in April 2003, the stockholders of the Company approved an increase in the number of shares authorized for issuance under the 2001 Stock Option Plan from 33,333 to 250,000.

(3) As noted above, Messrs. Bosselmann, Miller and Trudel each hold a warrant to purchase 60,000 shares of the Company's Common Stock at an exercise price of $7.75 per share.  Also, MSR Advisors, Inc. holds a warrant to purchase 50,000 shares of the Company's Common Stock at an exercise price of $7.75 per share. These warrants were issued in connection with the private placement in April 2003. These warrants are not reflected in the above table.

PROPOSAL NUMBER TWO

Transfer by the Company of All or
Substantially All of its Puroflow Operating Assets and Liabilities
to a Wholly-Owned Subsidiary

Background

The Company has two principal lines of business: telecommunications infrastructure services (which the Company refers to as its SMC business or telecom business) and the manufacture and sale of filtration and related products (which the Company refers to as its Puroflow business or manufacturing business). The Company conducts its SMC business through its wholly owned subsidiary, Southern Maryland Cable ("SMC"), and its Puroflow business directly. SMC is a provider of telecommunications infrastructure services including project management, construction and maintenance for the Federal Government, telecommunications and broadband service providers as well as electric utilities. In its Puroflow business, the Company manufactures and sells a broad range of filtration and related products for original equipment manufacturers, foreign and domestic military users, government direct, automotive and aviation aftermarket users as well as a number of commercial and industrial applications.

The Company is currently pursuing a strategic plan involving the diversification of its business through business acquisitions and/or other investments. Management of the Company believes that this diversification strategy will provide the potential for growth and profit.

               On April 29, 2003, the Company completed the Private Placement. In the Private Placement, the Company sold 1,303,974 shares of its Common Stock to a group of accredited investors at a price of $7.75 per share. The Company raised a total of $10,106,000 in the Private Placement (before giving effect to offering expenses of approximately $454,000). The Company used approximately $3.6 million of proceeds from the private placement in its acquisition of SMC in July 2003.  The Company intends to use the remaining proceeds from the Private Placement for acquisitions in growth oriented industries and for working capital.

On July 17, 2003, the Company acquired SMC. The Company acquired SMC by merger of SMC with and into a wholly-owned subsidiary of the Company. SMC's operations are now conducted by this wholly-owned subsidiary, which has been renamed "Southern Maryland Cable."

On September 2, 2003, the Company entered into a letter of intent with Dinsmore Communications Corp. ("DCC") to acquire all of the common stock of DCC. DCC provides premise design, engineering, installation, certification and maintenance services for commercial and industrial customers. The consummation of the transaction is contingent upon the completion of the Company's due diligence, the signing of a definitive purchase and sale agreement, approval of both companies' boards of directors and other conditions. The Company can provide no assurance that the transaction contemplated under the DCC letter of intent will occur.

On September 3, 2003, the Company entered into a letter of intent with Western Filter Corporation ("WFC") to sell its manufacturing business to WFC. The consummation of the transaction is contingent upon the completion of WFC's due diligence, the signing of a definitive purchase and sale agreement, approval of both companies' respective boards of directors and other conditions. The Company can provide no assurance that the transaction contemplated under the WCC letter of intent will occur.

The Proposal

As noted above, the Company operates its Puroflow business directly. In keeping with its internal restructuring strategy, the Board of Directors has determined that it would be in the best interests of the Company and its stockholders for the Company to transfer all or substantially all of the operating assets relating to its Puroflow business to a wholly-owned subsidiary (which would also assume all of the operating liabilities relating to the Puroflow business). The assets and liabilities to be transferred would include essentially all of the Company's operating assets and liabilities relating to its Puroflow business. The assets and liabilities to be transferred would not include the remaining proceeds of the private placement, assets and liabilities applicable to the executive operations of the Company or any assets or liabilities of Southern Maryland Cable. After the transfer, the Company would change its name to "Argan, Inc.," subject to the approval of the stockholders as discussed below under Proposal Number Three, following which the newly created wholly-owned subsidiary of the Company would adopt the name "Puroflow Incorporated." The new holding company structure will increase flexibility in financing and acquisitions and other investments as well as better define the managerial responsibilities for different businesses in which the holding company may become engaged. The Board notes that numerous national and international corporations conduct their operations through a holding company structure. The Board of Directors contemplates that upon the consummation of any additional acquisitions or other investments, the acquired operations would also be placed into one or more corporate entities in exchange for the issuance and sale to the holding company of capital stock constituting all of the outstanding capital stock of each newly formed subsidiary. Each new subsidiary would consequently become a wholly-owned subsidiary of the holding company. The holding company's operations would then be entirely conducted by the newly formed wholly-owned subsidiaries.

            The principal executive offices of the Company will continue to be located at One Church Street, Suite 302, Rockville, Maryland 20850, telephone (301) 315-0027. The Company expects the principal executive offices of the newly created wholly-owned subsidiary to be the same as those of the Company.

            The resolution authorizing the Company to transfer all or substantially all of its Puroflow operating assets to a newly-formed wholly-owned subsidiary is set forth on Exhibit A to this Proxy Statement.

Reasons for the Restructuring Plan

            The transfer of the Puroflow operating assets and liabilities of the Company to a new wholly-owned subsidiary and the consequent holding company structure would permit greater flexibility in the management and financing of new and existing business operations. The new holding company structure would also facilitate the Company's entry into new businesses, the disposition of existing businesses and the formation of joint ventures or other business combinations with third parties.

            It is contemplated that the restructuring would further the objective of operating the Company's businesses, and any additional businesses acquired in the future, on a more self-sufficient, independent economic basis. As a result of the restructuring, financings could be arranged by one or more of the separate subsidiaries of the holding company based on their separate cash flows and creditworthiness. The restructuring would also limit the holding company's exposure to liability, to the extent provided by law, to the assets of the subsidiary corporation engaged in the operations which may give rise to the liability.

            In addition, a holding company structure would permit improved delineation of administrative and other responsibilities within the corporate structure and would allow a designated group of executive employees to concentrate their efforts on the concerns of the consolidated enterprise as a whole while at the same time placing certain definable business functions in separate subsidiaries and thereby achieving better allocation of responsibilities and more efficient operation.

            As the Company pursues its plan of diversification, the Board of Directors believes that this holding company structure could result in a number of significant operational benefits, such as enhancing the effectiveness of management controls, avoiding duplication of certain costs, and facilitating more effective monitoring and analysis of certain significant categories of revenues and expenses. Management of the Company has also considered the possibility that the more elaborate corporate structure may introduce a certain amount of added complexity into the administration of the holding company's affairs, but believes the added administrative and accounting burdens and costs will be justified by the benefits that may be realized.

Certain Effects of the Proposed Restructuring

Effect on Stockholders' Rights. The restructuring of the Company into a holding company will not entail the issuance or redemption of any shares of capital stock of the Company. The outstanding capital stock of the Company will not be affected by the proposed internal restructuring. The stockholders of the Company will continue as stockholders of the holding company, with the same voting, dividend and liquidation rights and ownership interests as before. As a result of the restructuring, the stockholders will not directly elect the directors of any subsidiary. Directors of these subsidiaries will be elected by the Board of Directors of the holding company, as the holding company will be the sole stockholder of these subsidiaries. Notwithstanding that fact, however, the overall management of the affairs and operations of the holding company will be under the direction of the Board of Directors, who will be elected by the current stockholders of the Company.

Effect on Company's Financial Statements. For financial accounting and reporting purposes, the new subsidiaries will be fully consolidated with the holding company. The net income from the holding company's subsidiaries, reflected as income on the holding company's consolidated financial statements, will finance growth or be available for the payment of dividends to the stockholders of the holding company to the extent the holding company has received dividends or other distributions from its subsidiaries. The restructuring is not expected to otherwise have any material financial implications for the Company.

Other Effects on the Company and Stockholders. Consummation of the proposed internal restructuring is not expected to result in any material change in the overall operations of the Company or the location of its facilities. Similarly, the proposed restructuring will not result in any change in the current membership of the Company's Board of Directors. Persons who are currently serving as officers and Directors of the Company may become officers and/or directors of one or more subsidiaries.

            As discussed above under "Effect on Stockholders' Rights", stockholders of the Company will not be entitled to elect the directors of the subsidiaries. Instead the stockholders of the holding company will elect the Directors of the holding company, who will have overall responsibility for the management of the holding company and its wholly-owned subsidiaries. Similarly, the stockholders' statutory right to inspect the books and records of the holding company under applicable Delaware law may not extend to the books and records of its subsidiaries. However, because the holding company is a public company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, information regarding the subsidiaries of the holding company is available to stockholders without resort to the statutory right to inspect their books and records.

            Additionally, stockholders of the holding company will not be entitled to approve the sale, lease or exchange of all or substantially all of the property and assets of a subsidiary company unless the sale, lease or exchange involves property or assets comprising all or substantially all of the property or assets of the holding company.

            While the proposed transfer of the Puroflow operating assets and liabilities of the Company to a wholly-owned subsidiary and the implementation of the restructuring does not create any conflict of interests between the Company and its stockholders, in the event that any of the subsidiaries, through public or private sale, should be owned in part by persons other than the holding company or its stockholders, conflicts could arise. However, management has no present intention to effect a public or private sale of a part ownership of any of the holding company's subsidiaries.

Federal Tax Consequences

            Any operating assets transferred by the Company to a wholly-owned subsidiary pursuant to the restructuring proposal will be conveyed to the subsidiary on a tax-free basis pursuant to Section 351 of the Internal Revenue Code of 1986, as amended.

Conditions to Implementation of the Restructuring Proposal

            In addition to being subject to approval of the stockholders and discretion of the Board of Directors, the proposed transfer of the Puroflow operating assets and liabilities of the Company to a wholly-owned subsidiary is subject to the Company's receipt of all necessary consents of lenders, lessors and other parties. No federal or state regulatory requirements must be complied with, nor must any governmental approval be obtained.

Vote Required

            Under applicable Delaware law, the transfer by the Company of all or substantially all of its assets and liabilities to a wholly-owned subsidiary requires the approval of a majority of the outstanding shares of Common Stock.  Although the Company believes that stockholder approval of the Reorganization is not technically required under Delaware law because the assets to be transferred do not constitute all or substantially all of its assets, the Company has determined to seek to obtain stockholder approval for the Reorganization anyway.

            The executive officers and directors of the Company will vote the shares of Common Stock beneficially owned or controlled by them (representing approximately 36% of the shares of Common Stock issued and outstanding) in favor of the transfer by the Company of all of its Puroflow operating assets and liabilities to a wholly-owned subsidiary.

            The Board of Directors recommends that the stockholders vote "FOR" the approval of the transfer by the Company of all of its Puroflow operating assets and liabilities to a wholly-owned subsidiary.

PROPOSAL NUMBER THREE

 Amendment to Certificate of
Incorporation to Change the
Name of the Company

Description of Proposed Amendment

            The Board of Directors has unanimously adopted a resolution proposing and declaring the advisability of an amendment to Article FIRST of the Certificate of Incorporation which would change the corporate name of the Company to "Argan, Inc." To become effective, the amendment must also be adopted by the stockholders of the Company. The resolution amending Article FIRST of the Company's Certificate of Incorporation to change the corporate name of the Company is set forth on Exhibit B to this Proxy Statement.

            As discussed above under Proposal Number Two, the Board of Directors is proposing to realign the Company's corporate structure to comport with a new proposed business organization by transferring all of the Company's Puroflow operating assets and liabilities to a wholly-owned subsidiary organized for that purpose with the result that the Company would become a holding company. Approval of the Reorganization is not a condition precedent to adoption of the proposed name change.

            If the proposed name change is adopted, the Company's Common Stock will be listed on the Boston Stock Exchange under the name "Argan, Inc." Furthermore, it is the intent of the Company to use the name "Argan, Inc." in its communications with stockholders and the investment community.

            If the amendment is adopted, stockholders will not be required to exchange outstanding stock certificates for new certificates.

            If approved by the stockholders, the amendment will become effective upon filing with the Secretary of State of the State of Delaware of a Certificate of Amendment to the Company's Certificate of Incorporation, which filing is expected to take place shortly after the Meeting. However, the Board of Directors will be authorized, without a further vote of the stockholders, to abandon the name change and determine not to file the Certificate of Amendment if the Board concludes that such action would be in the best interests of the Company and its stockholders. If this proposal is not approved by the stockholders, then the Certificate of Amendment will not be filed.

Vote Required

            As discussed above, to become effective the amendment must be adopted by the Board of Directors and the stockholders. The Board already has adopted the amendment. Under Delaware law and the Company's Certificate of Incorporation, the amendment must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, entitled to vote at the Meeting

            The executive officers and directors of the Company will vote the shares of Common Stock beneficially owned or controlled by them (representing approximately 36% of the shares of Common Stock issued and outstanding) in favor of the proposed amendment to the Company's Certificate of Incorporation changing the corporate name of the Company.

            The Board of Directors recommends that the stockholders vote "FOR" the approval of the amendment to the Company's Certificate of Incorporation changing the corporate name of the Company.

PROPOSAL NUMBER FOUR

 Ratification of Independent Accountants

            The persons named in the enclosed proxy will vote to ratify the selection of Ernst & Young LLP as the Company's independent public accounting firm for the fiscal year ending January 31, 2004 unless otherwise directed by the stockholders.

Change in Accountants following Private Placement

Rose, Snyder & Jacobs, a corporation of Certified Public Accountants ("RS&J"), audited the Company's financial statements for its fiscal years ended January 31, 2003 and January 31, 2002. The Company dismissed RS&J as the Company's principal accountants in May 2003. The decision to dismiss RS&J was approved by the Audit Committee of the Company on May 19, 2003, and RS&J was notified of the decision on May 20, 2003. The Company found no fault with the services rendered by RS&J to the Company. Rather, the Company believes that RS&J is not equipped to audit the newly-established national operations of the Company.

During the Company's two most recently completed fiscal years and the subsequent interim period through May 20, 2003, there were no disagreements with RS&J on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of RS&J, would have caused it to make references to the subject matter of the disagreement in connection with its report. RS&J's reports on the Company's financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recently completed fiscal years and the subsequent interim period preceding the decision to change principal accountants, there were no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

On May 19, 2003, Ernst & Young LLP was engaged as the Company's new principal accountants. During the Company's two most recent fiscal years and the subsequent interim period prior to engaging Ernst & Young, neither the Company nor anyone on its behalf consulted with Ernst & Young regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company by Ernst & Young that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

            Representatives of Rose, Snyder & Jacobs and Ernst & Young are not expected to be present at the meeting.

Fees Paid to Accountants

        The following table shows the fees that the Company paid or accrued for the audit and other services provided by RS&J for the fiscal years ended January 31, 2003 and January 31, 2002.

	2003	2002
Audit Fees	$32,000	$32,000
Tax Fees	$5,500	$5,500
Total	$37,500	$37,500

Audit Fees. This category includes the audit of the Company's annual financial statements, review of financial statements included in the Company's Form 10-Q quarterly reports and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years.

Tax Fees. This category consists of professional services rendered by RS&J for tax compliance, tax advice and tax planning.

Stockholder Proposals

            In order to be considered for inclusion in the Proxy Statement relating to the 2004 Annual Meeting, any proposal by a record holder of Common Stock must be received by the Company at its principal offices in Rockville, Maryland on or before May 22, 2004. A proponent of such a proposal must comply with the proxy rules under the Securities Exchange Act of 1934, as amended.

Solicitation

            All costs and expenses associated with soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company by personal interview, telephone, telegram, facsimile or electronic mail. Directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for their out-of-pocket expenses. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock and the Company will reimburse custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

Other Matters

            As of the date of this Proxy Statement, the Board of Directors is not aware of any other business or matters to be presented for consideration at the Meeting other than as set forth in the Notice of Meeting attached to this Proxy Statement. However, if any other business shall come before the Meeting or any adjournment or postponement thereof and be voted upon, the enclosed proxy shall be deemed to confer discretionary authority on the individuals named to vote the shares represented by the proxy as to any such matters.

Annual Report on Form 10-KSB

The Company will provide without charge to each beneficial holder of its Common Stock on the Record Date, upon the written request of any such person, copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended January 31, 2003, as filed with the Commission. Any such request should be made in writing to Corporate Secretary, Puroflow Incorporated, One Church Street, Suite 302, Rockville, Maryland 20850, telephone 301-315-0027.

EXHIBIT A

Resolution Authorizing the Transfer
by the Company of All or Substantially All of
its Puroflow Operating Assets and Liabilities to a Wholly-Owned Subsidiary

RESOLVED, that the officers of the Company be and they hereby are authorized and directed to cause the formation of a subsidiary and to effect the transfer of all or substantially all of the Company's operating assets and liabilities relating to its Puroflow business to such new subsidiary in exchange for all of the capital stock of such subsidiary, and to do and perform all such other acts and things as in their judgment may be necessary or appropriate to effect the transactions contemplated by this resolution.

EXHIBIT B

Resolution Authorizing Amendment of the
Company's Certificate of Incorporation

RESOLVED, that the Company change its corporate name by amending Article FIRST of the Company's Certificate of Incorporation as follows:

Article FIRST is hereby amended to read in its entirety as follows:  "The name of the corporation is Argan, Inc."

PUROFLOW INCORPORATED
One Church Street, Suite 302
Rockville, Maryland 20850

 Proxy for Annual Meeting of Stockholders to be held October 23, 2003
Solicited on Behalf of the Board of Directors

            The undersigned hereby appoint(s) Rainer H. Bosselmann, H. Haywood Miller III and Arthur F. Trudel, and each of them, attorneys with full power of substitution, to vote as directed below all shares of Common Stock of Puroflow Incorporated registered in the name of the undersigned, or which the undersigned may be entitled to vote, at the Annual Meeting of Stockholders to be held at the offices of Allen & Company Incorporated located at 711 Fifth Avenue, 9th Floor, New York, New York 10022, on October 23, 2003, 11:00 a.m. and at any adjournment or postponement thereof.

1.  Election of Directors.

   [ ]  FOR all nominees listed below (except as marked to the contrary below)

   [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees:
        Rainer H. Bosselmann
        DeSoto S. Jordan
        Daniel A. Levinson
        W.G. Champion Mitchell
        T. Kent Pugmire
        James W. Quinn
        Peter L. Winslow

(Instruction: To Withhold Authority to Vote for any Individual Nominee Strike a Line Through the Nominee's Name in the List Above.)

2.  Approval of the Reorganization of the Company.

                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

3.  Approval of the Change of Name of the Company.

                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

(Continues on Reverse Side)

(Continued from other Side)

4.  Approval of the Ratification of Auditors.

                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

5.  As Such Proxies May in Their Discretion Determine in Respect of Any Other Business Properly to Come Before Said Meeting (The Board of Directors Knowing of No Such Other Business).

The directors recommend a vote FOR items 1, 2, 3 and 4.

This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted for Items 1, 2, 3 and 4 as proposed.

DATED____________________, 2003

____________________________________
                                            signature

____________________________________
                                     signature if held jointly

(Please sign exactly as name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person).

PLEASE MARK, SIGN, DATE AND RETURN PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE